  Exhibit 99.2

CURE BASED DEVELOPMENT, LLC UNAUDITED FINANCIAL STATEMENTS As of September 30, 2018

CURE BASED DEVELOPMENT, LLC
TABLE OF CONTENTS

FINANCIAL STATEMENTS
Balance Sheets	2
Statements of Operations	3
Statements of Cash Flows	4
Notes to the Financial Statements	5

CURE BASED DEVELOPMENT, LLC
BALANCE SHEETS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

	(Unaudited)
	September 30,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash and cash equivalents	$256,850	$181,762
Receivable from payment processor	533,862	-
Receivable – other	102,655	-
Note receivable – related party	-	-
Inventory	1,020,259	225,033
Total current assets	$1,913,626	$406,795

Property and equipment, net	609,309	104,257

Total Assets	$2,522,935	$511,052

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable	$139,879	$-
Notes payable related party	2,010,300	3,500
Customer deposits from related party	265,000	-
Accrued expenses	186,144	15,724
Accrued expenses to related party	42,652	43,972
Total Current Liabilities	$2,643,975	$63,196

Members' Equity:
Contributed capital	771,053	771,053
Accumulated deficit	(892,093)	(323,197)
Total Members' Equity	$(121,040)	$447,856

Total Liabilities and Members' Equity	$2,522,935	$511,052

CURE BASED DEVELOPMENT, LLC
STATEMENTS OF OPERATIONS

PERIOD FROM JANUARY 1, 2018 TO SEPTEMBER 30, 2018

(Unaudited)
September 30, 2018

Sales	$3,997,927
Less returns and allowances	(101,723)
Net sales	3,896,204

Cost of sales	946,536

Gross profit	2,949,668

Operating expenses	3,446,453
Loss from operations	(496,785)

Interest expense	72,110
Net loss	$(568,895)

CURE BASED DEVELOPMENT, LLC
 STATEMENTS OF CASH FLOWS

PERIODS FROM JANUARY 1, 2018 TO SEPTEMBER 30, 2018 AND AUGUST 3, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	(Unaudited)
	September 30,	December 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(568,895)	$(323,197)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation and amortization	72,349	6,535
Stock issued for compensation	-	71,053
Changes in operating assets and liabilities:
Receivable from payment processor	(533,862)	-
Receivable - other	(102,655)	-
Note receivable – related party	-	-
Inventory	(795,226)	(225,033)
Accounts payable and accrued expenses	310,299	15,724
Customer deposits from related party	265,000	-
Accrued expenses to related party	(1,320)	43,972
Cash used by operating activities	(1,354,310)	(410,946)

Cash flows from investing activities:
Purchase of property and equipment	(577,402)	(110,792)
Cash used by investing activities	(577,402)	(110,792)

Cash flows from financing activities:
Proceeds from issuance of notes payable	2,140,800	3,500
Payments on notes payable	(134,000)	-
Contributed capital	-	700,000
Cash provided by financing activities	2,006,800	703,500
Net increase in cash	75,088	181,762
Cash and cash equivalents, beginning of period	181,762	-
Cash and cash equivalents, end of period	$256,850	$181,762

CURE BASED DEVELOPMENT, LLC
NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Note 1—Organization and summary of significant accounting policies

Organization and Nature of Business – Cure Based Development, LLC. ("CBDMD", "we", "us", “our”, or the “Company”) is a Nevada limited liability corporation formed on August 3, 2017. CBDMD manufactures and distributes high quality cannabidiol extracted from hemp plants. The Company operates from their offices located in Charlotte, North Carolina. The Company’s fiscal year end is established as December 31.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates – The preparation of the Company's financial statements have been prepared in accordance with U.S. GAAP, and requires management to make estimates and assumptions that affect amounts of assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the periods presented. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. Significant estimates made in the accompanying financial statements include, but are not limited to, inventory valuation reserves, expected sales returns and allowances, and income taxes, including deferred tax valuation allowances and reserves for estimated tax liabilities. Actual results could differ from these estimates.

Cash and Cash Equivalents – For financial statements purposes, the Company considers all highly liquid investments with a maturity date of less than three months when purchased to be cash equivalents.

Receivable from Payment Processor – The Company primarily sells its products through the internet and has an arrangement to process customer payments with a third-party payment processor. The arrangement with the payment processor requires that the Company pay a fee of 5.95% of the transaction amounts processed. Pursuant to this agreement, there is a 14-day waiting period prior to reimbursement to the Company, as well as a calculated reserve which the payment processor holds back. At September 30, 2018, the receivable from payment processor included $265,648 for the waiting period amount and $268,214 for the reserve amount for a total receivable of $533,862. There were no outstanding amounts receivable from the payment processor at December 31, 2017.

Inventory – Inventory is stated at the lower of cost or net realizable value with cost being determined on a first-in first-out (FIFO) basis. The cost of inventory includes product cost, freight-in, and production labor and overhead. Write-offs of slow moving or damaged inventory are recorded based on management’s analysis of inventory levels, forecasted future sales volume and pricing, and through specific identification of obsolete or damaged products. We perform periodic inventory counts and assess inventory for slow moving products and potential impairments prior to applicable reporting periods.

Property and Equipment – Property and equipment items are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to operations expense as incurred. Depreciation is charged to expense over the estimated useful lives of the assets using the straight-line method. Generally, the useful lives are five years for manufacturing equipment and three years for leasehold improvements. The cost and accumulated depreciation of property are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the statement of operations for the applicable period.

Customer Deposits – Customer deposits consist of payments received in advance of revenue recognition. Revenue is recognized as revenue recognition criteria are met.

CURE BASED DEVELOPMENT, LLC
NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Note 1—Organization and summary of significant accounting policies (continued)

Revenue Recognition – The Company's policy in relation to product sales is to recognize revenue when persuasive evidence of an arrangement exists, shipping has occurred, the sales price is fixed or determinable and collection is probable. The Company records revenue from the sale of its products when risk of loss and title to the product are transferred to the customer, which is upon shipping. Net sales are comprised of gross revenues less expected product returns, trade discounts, and customer allowances. Although the Company does not have a formal return policy, from time to time the Company will allow customers to return certain products.  The Company records returns as a reduction in sales. There were no allowances for sales returns at September 30, 2018 and December 31, 2017.

Cost of Sales – Cost of sales includes costs associated with distribution, labor, materials, freight and manufacturing overhead, including depreciation. Cost of sales also includes the cost of inventory write-downs associated with adjustments of held inventories to their net realizable value. These costs are reflected in the Company’s statements of operations when the product is sold and net sales revenues are recognized or, in the case of inventory write-downs, when circumstances indicate that the carrying value of inventories is in excess of their net realizable value.

Advertising Costs – The Company expenses all costs of advertising and related marketing and promotional costs as incurred. The Company incurred approximately $857,413 and $28,999 in advertising and related marketing and promotional costs included in operating expenses during the period ended September 30, 2018 and the year ended December 31, 2017, respectively.

Shipping and Handling Fees and Costs – All fees billed to customers for shipping and handling are classified as a component of sales. All costs associated with shipping and handling are classified as a component of cost of goods sold.

Income Taxes – The Company filed an election with the Internal Revenue Service (“IRS”) where, as of
January 1, 2018, the Company would file income taxes as a C-corporation. Prior to January 1, 2018, as a Limited Liability Company, any federal or state income taxes were passed through to its members and, therefore, no provision for income taxes is included in the Company’s financial statements for the period ended December 31, 2017.

For the period ended September 30, 2018, the Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Accounting Standards Codification Topic 740, Accounting for Income Taxes, which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain tax position that more likely than not would not be sustained upon examination by the IRS. Management has analyzed the tax positions taken by the Company, and has concluded that as of September 30, 2018, there were no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the statements.

CURE BASED DEVELOPMENT, LLC
NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Note 1—Organization and summary of significant accounting policies (continued)

Concentrations – Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation covers $250,000 for substantially all depository accounts. The Company, from time to time, may have amounts on deposit in excess of the insured limits. The Company had uninsured balances at September 30, 2018 and December 31, 2017 of $6,850 and $0, respectively.

Note 2—Inventory

Inventory at September 30, 2018 and December 31, 2017 consists of the following:

	September 30, 2018	December 31, 2017
Finished goods	$210,049	$-
Inventory components	810,210	225,033
	$1,020,259	$225,033

Note 3—Property and equipment

Major classes of property and equipment at September 30, 2018 and December 31, 2017 consist of the following:

	September 30, 2018	December 31, 2017
Manufacturing equipment	$329,732	$64,609
Leasehold improvements	146,181	46,183
Manufacturing equipment in transit	212,280	-
	688,193	110,792
Less accumulated depreciation	78,884	6,535
Net property and equipment	$609,309	$104,257

Depreciation expense was $72,349 and $6,535 for the period ended September 30, 2018 and year ended December 31, 2017, respectively.

CURE BASED DEVELOPMENT, LLC
NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Note 4—Notes receivable – related party

In April 2018, the Company was issued notes in exchange for $210,000 from Edge of Business, LLC. Edge of Business, LLC owns 75.24% of the outstanding equity of the Company and is an affiliate of the CEO of the Company. Between May 2018 and September 2018, $210,000 of these notes receivable were collected by the Company leaving no outstanding balance on September 30, 2018.

On April 23, 2018, the Company was issued a note in exchange for $20,000 from an entity that is owned by a related party. The outstanding balance of $20,000 was paid back on September 14, 2018 and there was no outstanding balance at September 30, 2018.

Note 5—Notes payable – related party

The Company issued $1,430,300 of notes payable between November 2017 and September 2018 to Edge of Business, LLC, an affiliate of the CEO of the Company. The notes are due on demand and bear interest at a rate of a rate of 12%. As of September 30, 2018, $1,430,300 of the notes payable were outstanding and are recorded as a note payable – related party. As of December 31, 2017, $3,500 of the note payable was outstanding and is recorded as a note payable – related party.

On February 21, 2018, the Company issued a $20,000 note payable to an individual, who is the owner of CBD Now, LLC. CBD Now, LLC owns 4.75% of the outstanding equity of the Company. The note is due on February 20, 2019, but also includes an option for the note holder to elect to extend the maturity date to February 20, 2020. The note bears interest at a rate of 12%. As of September 30, 2018, $20,000 of the note payable was outstanding and is recorded as a note payable – related party.

On March 6, 2018, the Company issued a $60,000 note payable to Board Investor Group III. Board Investor Group III owns 14.25% of the outstanding equity of the Company. The note is due on March 5, 2019, but also includes an option for the note holder to elect to extend the maturity date to March 5, 2020. The note bears interest at a rate of 12%. As of September 30, 2018, $60,000 of the note payable was outstanding and is recorded as a note payable – related party.

On April 1, 2018, the Company issued a $500,000 note payable to an individual, who is the owner of CBD Now, LLC. The note is due on March 31, 2019, but also includes an option for the note holder to elect to extend the maturity date to March 31, 2020. The note bears interest at a rate of 12% and interest is paid monthly. As of September 30, 2018, $500,000 of the note payable was outstanding and is recorded as a note payable – related party.

Note 6—Members’ equity

The Company received $700,000 between July 2017 and December 2017 from three investors in exchange for LLC shares of the Company. This amount is recorded as contributed capital.

In November 2017, the Company entered into an agreement with the recently hired president and in connection with her employment, whereby the Company would issue member units that would amount to 5% of the outstanding equity of the Company. As a result of this agreement the Company issued 526,316 units which were valued at $71,053. This amount was recorded as a component of operating expenses for the period ended December 31, 2017.

CURE BASED DEVELOPMENT, LLC
NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Note 7—Related party transactions

During the nine month period ended September 30, 2018, the Company received $265,000 from Verdure Holdings LLC for future orders of the Company’s products. Verdure Holdings LLC is an affiliate of the CEO of the Company. This amount is recorded as customer deposits from related party on the accompanying balance sheet.

The Company leases office space and also is provided administrative and IT services from Data Tech
Systems, LLC. WMM LLC has majority ownership of Data Tech Systems, LLC. WMM LLC is an affiliate of the CEO of the Company and other Company shareholders. Total payments for the nine month period ended September 30, 2018 were $48,579 to Data Tech Systems, LLC. No payments were made to Data Tech Systems, LLC for the period ended December 31, 2017.

The Company leases its manufacturing facility from Wicker Minuet, an entity partially owned by a related party. Total payments to Wicker Minuet for the nine month period ended September 30, 2018 and period ended December 31, 2017 were $51,000 and $9,000, respectively.

As described in Notes 4 and 5, the Company has several notes payable and notes receivable with related parties.

Note 8—Commitments

As mentioned in Note 7, the Company leases office and manufacturing facilities from related parties. The office lease agreement is on a month-to-month basis. The manufacturing facility lease expires in April 2020 and requires monthly payments of $7,500.

Note 9—Income taxes

A reconciliation of the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

Period ended September 30, 2018

Federal statutory income tax rate	21.0%
State income taxes, net of federal benefit	2.4%
Permanent differences	(0.2%)
Change in valuation allowance	(23.2%)
Provision for income taxes	0.0%

CURE BASED DEVELOPMENT, LLC
NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

Note 9—Income taxes (continued)

Significant components of the Company’s deferred income taxes are shown below:

September 30, 2018
Deferred tax assets:
Net operating loss carryforwards	$175,330
Interest expense	16,874
Charitable Contributions	8,424
Deferred tax liabilities:
Property and Equipment	68,509
Net deferred tax asset	132,119
Valuation allowance	(132,119)
Net deferred tax liability	$-

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. The Company has a valuation allowance against the net deferred tax assets due to the uncertainty that such assets will be realized as the Company is in the early stages of its development

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely to be realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be applicable. For the period ending September 30, 2018 there were no uncertain tax positions taken by the Company and there are no liability reserves for uncertain tax positions.

Note 10—Subsequent events

In October 2018, the Company issued two Senior Convertible Promissory Notes in the amount of $500,000 each. Upon a change of control of the Company, as defined by the note agreement, each note has the option to either be fully repaid or converted to 2.5% of the issued and outstanding shares of the acquiring Company. The notes are due on September 30, 2019 and bear interest at a rate of 6%.

The Company has evaluated subsequent events through November 27, 2018, in connection with these financial statements, which is the date the financial statements were available to be issued. The Company is unaware of any other subsequent events requiring adjustments to, or disclosure in, the accompanying financial statements.